Exhibit 10.3

Alpine Acquisition Corporation

10141 N. Canyon View Lane

Fountain Hills, Arizona 85268

August 30, 2021

Alpine Acquisition Sponsor LLC

10141 N. Canyon View Lane

Fountain Hills, Arizona 85268

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of securities of Alpine Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Alpine Acquisition Sponsor LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 10141 N. Canyon View Lane, Fountain Hills, Arizona 85268 (or any successor location) for $10,000 per month. Alpine Acquisition Sponsor LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

ALPINE ACQUISITION CORPORATION

By:	/s/ Kim Schaefer
	Name:	Kim Schaefer
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ALPINE ACQUISITION SPONSOR LLC

By:	/s/ Elan Blutinger
	Name:	Elan Blutinger
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]